Exhibit 10.1

EXECUTION VERSION

COMMON UNIT PURCHASE AGREEMENT

This COMMON UNIT PURCHASE AGREEMENT (this “Agreement”) is made as of August 24, 2011 by and between Niska Gas Storage Partners LLC, a Delaware limited liability company (“Niska”), and Niska Sponsor Holdings Coöperatief U.A., a coöperatief formed in the Netherlands (“Purchaser”).

RECITALS:

WHEREAS, Niska desires to sell and Purchaser desires to purchase 687,500 Common Units (the “Purchased Units”) on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Niska and Purchaser, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1                                     Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Common Unit” has the meaning set forth in the Operating Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Niska” has the meaning set forth in the preamble to this Agreement.

“Niska Commission Documents” has the meaning set forth in Section 3.5.

“Operating Agreement” means the First Amended and Restated Operating Agreement of Niska, dated as of May 17, 2010.

“Purchased Units” has the meaning set forth in the recitals to this Agreement.

“Purchaser” has the meaning set forth in the preamble to this Agreement.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

ARTICLE II
AGREEMENT TO ISSUE, SELL AND PURCHASE

Section 2.1                                     Issuance, Sale and Purchase of the Purchased Units.  On the date hereof, upon the terms and subject to the conditions set forth in this Agreement, Niska agrees to issue and sell the Purchased Units to Purchaser and Purchaser agrees to purchase and acquire from the Purchased Units from Niska and to pay aggregate consideration of $11,000,000 in cash to Niska in exchange therefor.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF NISKA

Niska hereby represents and warrants to Purchaser as follows:

Section 3.1                                      Existence.  Niska (a) is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and (b) has all requisite limited liability company power necessary to own its assets and carry on its business as its business is now being conducted.

Section 3.2                                      Valid Issuance of Purchased Units.  The offer and sale of the Purchased Units and the limited liability company interests represented thereby have been duly authorized in accordance with the Operating Agreement and, when issued and delivered to Purchaser against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required under the Operating Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 and 18-804 of the Delaware Limited Liability Company Act.

Section 3.3                                      Authority.  Niska has all necessary limited liability company power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

Section 3.4                                      No Conflict. The execution, delivery and performance by Niska of this Agreement and compliance by Niska with the terms and provisions hereof do not (a) violate any provision of any statute, rule, regulation or order of any court or governmental authority having jurisdiction over Niska or any of its properties or assets, (b) conflict with or result in a violation of Niska’s certificate of formation or the Operating Agreement, or (c)  result in a violation or breach of or constitute a default under any material agreement to which Niska is a party or by which Niska or any of its properties is bound, except, in the case of clauses (a) and (c), where such violation, breach or default would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Niska’s ability to satisfy its obligations under this Agreement.

Section 3.5                                      Niska Commission Documents.  Niska has filed with the Commission all forms, registration statements, reports, schedules and statements required to be filed by it as of the date hereof under the Exchange Act or the Securities Act (all such documents, collectively “Niska Commission Documents”).  The Niska Commission Documents, including, without limitation, any audited or unaudited financial statements and any notes thereto or schedules included therein, at the time filed (in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequently filed Niska Commission Document filed prior to the date hereof) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, (c) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (d) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q), and (e) fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position and status of the business of Niska as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

Section 3.6                                      Investment Company Status.  Niska is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.7                                      Certain Fees.  No fees or commissions will be payable by Niska to brokers, finders, or investment bankers with respect to the sale of any of the Purchased Units or the consummation of the transactions contemplated by this Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Niska as follows:

Section 4.1                                      Existence.  Purchaser is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power necessary to own its assets and carry on its business as its business is now being conducted.

Section 4.2                                      Authority.  Purchaser has all necessary power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

Section 4.3                                      No Conflicts.  The execution, delivery and performance by Purchaser of this Agreement do not (a) violate any provision of any statute, rule, regulation or order of any court or governmental authority having jurisdiction over Purchaser or any of its properties or assets, (b) conflict with or result in a violation of any provision of the organizational documents of Purchaser, or (c) result in a violation or breach of or constitute a default under any material agreement to which Purchaser is a party or by which Purchaser or any of its properties is bound, except, in each case, where such violation, breach or default would not, individually or in the aggregate, reasonably be expected to cause a material adverse effect on the ability of Purchaser to satisfy its obligations under this Agreement.

Section 4.4                                      Trading Activities.  Purchaser’s trading activities, if any, with respect to Common Units will be in compliance with all applicable state and federal securities laws, rules and regulations and the rules and regulations of the New York Stock Exchange.

Section 4.5                                      Investment.  The Purchased Units are being acquired for its own account, not as a nominee or agent, and with no intention of distributing the Purchased Units or any part thereof.  Purchaser has no present intention of selling or granting any participation in or otherwise distributing the Purchased Units in any transaction in violation of the securities laws of the United States of America or any state. If Purchaser should in the future decide to dispose of any of the Purchased Units, Purchaser understands and agrees (a) that it may do so only (i) in compliance with the Securities Act and applicable state securities law, as then in effect, or (ii) in the manner contemplated by any registration statement pursuant to which such securities are being offered, and (b) that stop-transfer instructions to that effect will be in effect with respect to such securities.

Section 4.6                                      Nature of Purchaser.  Purchaser (a) is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the Commission pursuant to the Securities Act and (b) by reason of its business and financial experience it has such knowledge, sophistication and experience in making similar investments and in business and financial matters generally so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Units, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.

Section 4.7                                      Legend.  Purchaser understands that the books and records of the transfer agents for the Purchased Units will include, as a restrictive notation, the following legend:  “THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SHALL HAVE BEEN DELIVERED TO THE COMPANY TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES

ACT).  THIS SECURITY IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THE FIRST AMENDED AND RESTATED OPERATING AGREEMENT OF THE COMPANY DATED AS OF MAY 17, 2010 AS AMENDED, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.”

ARTICLE V
GENERAL PROVISIONS.

Section 5.1                                      Survival.  The representations and warranties of Niska contained in Article III and of Purchaser contained in Article IV shall survive one year from the date of this Agreement.

Section 5.2                                      Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 5.3                                      Entire Agreement.  This Agreement is intended by Niska and Purchaser as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of Niska and Purchaser in respect of the subject matter contained herein.

Section 5.4                                      Counterparts.  This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

Section 5.5                                      No Assignment.  This Agreement and the rights and obligations hereunder are not assignable in whole or in part.

Section 5.6                                      Choice of Law.  All issues and questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provisions (whether of the State of Delaware, or any other jurisdictions) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 5.7                                      Remedies.  Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor.  The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

Section 5.8                                      Amendment and Waiver.  The provisions of this Agreement may be amended by a writing signed by Niska and Purchaser.

Section 5.9                                      No Waiver.  A waiver by any party hereto of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the parties would otherwise have on any future occasion.  No failure to exercise nor any delay in exercising on the part of any party hereto, any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

Section 5.10                                Further Assurances.  Each of the parties to this Agreement shall execute and deliver all documents, provide all information, and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 5.11                                Descriptive Headings; Interpretation.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement.  Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.  The use of the word “including” in this Agreement shall be by way of example rather than by limitation.  Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof.  Without limiting the generality of the immediately preceding sentence, no amendment or other modification to any agreement, document or instrument that requires the consent of any person pursuant to the terms of this Agreement or any other agreement will be given effect hereunder unless such person has consented in writing to such amendment or modification.  The use of the words “or,” “either” and “any” shall not be exclusive.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Common Unit Purchase Agreement on the date first written above.

NISKA GAS STORAGE PARTNERS LLC

By:	/s/ Jason A. Dubchak
Name:	Jason A. Dubchak
Title:	VP, General Counsel & Corporate Secretary

NISKA SPONSOR HOLDINGS COÖPERATIEF U.A.

By:	/s/ Jason A. Dubchak
Name:	Jason A. Dubchak
Title:	Managing Director A

By:	/s/ N.J.J.M. Wolthuis-Geeraedts
Name:	N.J.J.M. Wolthuis-Geeraedts
Title:	Managing Director B

SIGNATURE PAGE TO COMMON UNIT PURCHASE AGREEMENT